UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BioMed Realty Trust, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2005
TO THE STOCKHOLDERS OF BIOMED REALTY TRUST, INC.:
      Notice is hereby given that the Annual Meeting of Stockholders of BioMed Realty Trust, Inc., a Maryland corporation, will be held at 9:00 a.m., local time, on Wednesday, May 18, 2005 at the Hilton Garden Inn, 17240 Bernardo Center Drive, San Diego, California 92128 for the following purposes:

1. To elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify; and

2. To transact such other business as may be properly brought before the annual meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 1, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.
      Accompanying this notice is a proxy. Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly in the accompanying envelope. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.
      This annual meeting will be the first held by BioMed Realty Trust, which completed its initial public offering in August 2004. All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Gary A. Kreitzer
Secretary
San Diego, California
April 19, 2005

PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS May 18, 2005
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
GENERAL

BIOMED REALTY TRUST, INC.
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
May 18, 2005
      The board of directors of BioMed Realty Trust, Inc., a Maryland corporation, is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, May 18, 2005 at 9:00 a.m., local time, and at any adjournments or postponements thereof. The annual meeting will be held at the Hilton Garden Inn at 17240 Bernardo Center Drive, San Diego, California. This proxy statement will be first sent to stockholders on or about April 19, 2005.
      Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the board of directors’ nominees for directors, or for a substitute or substitutes in the event a nominee or nominees are unable to serve or decline to do so. As to any other business which may properly come before the annual meeting and be submitted to a vote of the stockholders, proxies received by the board of directors will be voted in the discretion of the designated proxy holders. A proxy may be revoked by written notice to the Secretary of BioMed at any time prior to the annual meeting, by executing a later dated proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself revoke a proxy.
      We will bear the cost of solicitation of proxies. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.
Voting
      Holders of record of our common stock, $.01 par value per share, at the close of business on April 1, 2005 will be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.
      As of April 1, 2005, 31,432,558 shares of our common stock were outstanding and represent our only voting securities. Each share of our common stock is entitled to one vote. A majority of the outstanding shares of our common stock represented in person or by proxy will constitute a quorum at the annual meeting. Directors are elected by a plurality of the votes cast at the annual meeting at which a quorum is present.
      Votes cast by proxy or in person at the annual meeting will be counted by the person appointed by us to act as inspector of election for the annual meeting. The inspector of election will treat shares represented by proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes refer to unvoted proxies submitted by brokers who are not able to vote on a proposal absent instructions from the applicable beneficial owner. Since brokers are empowered to vote with regard to the election of directors, there will be no broker non-votes with respect to this proposal. Abstentions do not constitute a vote “for” or “against” any nominee for the board of directors and thus will be disregarded in the calculation of votes cast for purposes of electing nominees to the board of directors. Any executed, unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees for the board of directors, as indicated in the accompanying proxy card.
      No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

PROPOSAL 1
ELECTION OF DIRECTORS
      Our board of directors has nominated and recommends for election as directors the seven persons named herein to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. All of the nominees are presently directors of BioMed, and following the annual meeting there will be no vacancies on the board. Directors are elected by a plurality of the votes cast at the annual meeting. Cumulative voting is not permitted. The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the board of directors. The board of directors does not believe at this time that any substitute nominee or nominees will be required.
Information Regarding Nominees
      The table below indicates the name, position with BioMed and age of each nominee for director as of March 31, 2005:

Name	Position	Age

Alan D. Gold	Chairman, President and Chief Executive Officer	44
Gary A. Kreitzer	Director, Executive Vice President, General Counsel and Secretary	50
Barbara R. Cambon	Director	51
Edward A. Dennis, Ph.D.	Director	63
Mark J. Riedy, Ph.D.	Director	62
Theodore D. Roth	Director	54
M. Faye Wilson	Director	67
Information Regarding Directors
      Alan D. Gold has served as our Chairman, President and Chief Executive Officer since our formation in 2004. Mr. Gold also served in the same role with Bernardo Property Advisors, Inc. since August 1998. Mr. Gold was a co-founder and served as President and a director of Alexandria Real Estate Equities, Inc., a publicly traded real estate investment trust, or REIT, specializing in acquiring and managing laboratory properties for lease to the life science industry, from its predecessor’s inception in 1994 until he resigned as President in August 1998 and as a director at the end of 1998. Mr. Gold served as managing partner of Gold Stone Real Estate Finance and Investments, a partnership engaged in the real estate and mortgage business, from 1989 to 1994. He also served as Assistant Vice President of Commercial Real Estate for Northland Financial Company, a full service commercial property mortgage banker, from 1989 to 1990 and as Real Estate Investment Officer — Commercial Real Estate for John Burnham Company, a regional full service real estate company, from 1985 to 1989. Mr. Gold received his Bachelor of Science Degree in Business Administration and his Master of Business Administration with an emphasis in real estate finance from San Diego State University.
      Gary A. Kreitzer has served as our Executive Vice President, General Counsel and Secretary and as a director since our formation in 2004. Mr. Kreitzer also served in the same role with Bernardo Property Advisors since December 1998. Mr. Kreitzer was a co-founder and served as Senior Vice President and In-House Counsel of Alexandria Real Estate Equities, Inc. from its predecessor’s inception in 1994 until December 1998. From 1990 to 1994, Mr. Kreitzer was In-House Counsel and Vice President for Seawest Energy Corporation, an alternative energy facilities development company. Mr. Kreitzer also served with The Christiana Companies, Inc., a publicly traded investment and real estate development company, in a number of roles from 1982 to 1989, including as In-House Counsel, Secretary and Vice President. Mr. Kreitzer received his Juris Doctor Degree, with honors, from the University of San Francisco and a Bachelor of Arts

Degree in Economics from the University of California, San Diego. Mr. Kreitzer is a member of the California State Bar and the American Bar Association.
      Barbara R. Cambon has been a director since 2004. Ms. Cambon has been an independent consultant since October 2002. From November 1999 to October 2002, Ms. Cambon served as a Principal of Colony Capital, LLC, a private real estate investment firm, where she also served as Chief Operating Officer from April 2000 until October 2002. From 1985 to October 1999, she served as President and was a founder of Institutional Property Consultants, Inc., a real estate consulting company. She received her Bachelor of Science Degree in Education from the University of Delaware and her Master of Business Administration with an emphasis in real estate and finance from Southern Methodist University.
      Edward A. Dennis, Ph.D. has been a director since 2004. Dr. Dennis is Distinguished Professor and former Chair of the Department of Chemistry and Biochemistry and Professor in the Department of Pharmacology in the School of Medicine at the University of California, San Diego, where he has served as a faculty member since 1970. He received his Bachelor of Arts degree from Yale University and his Master of Arts and Doctorate of Philosophy in Chemistry from Harvard University, and served as a Research Fellow at Harvard Medical School.
      Mark J. Riedy, Ph.D. has been a director since 2004. Dr. Riedy has been the Ernest W. Hahn Professor of Real Estate Finance since 1993 and Executive Director of the Burnham-Moores Center for Real Estate since 2004 at the University of San Diego. From July 1988 to July 1992, he served as President and Chief Executive Officer of the National Council of Community Bankers. From July 1987 to July 1988, he served as President and Chief Operating Officer of the J.E. Robert Companies, a real estate workout firm. From January 1985 to July 1986, he served as President and Chief Operating Officer and a director of the Federal National Mortgage Association. Dr. Riedy currently serves on the boards of directors of Neighborhood Bancorp, AmNet Mortgage, Inc. and Pan Pacific Retail Properties, Inc. He received his Bachelor of Arts Degree in Economics from Loras College, his Master of Business Administration from Washington University and his Doctorate of Philosophy from the University of Michigan.
      Theodore D. Roth has been a director since 2004. Mr. Roth has been a Managing Director of Roth Capital Partners, LLC, an investment-banking firm, since February 2003. For more than 15 years prior to that time, Mr. Roth was employed by Alliance Pharmaceutical Corp., most recently serving as President and Chief Operating Officer. Mr. Roth currently serves on the board of directors of Alliance Pharmaceutical. He received his Juris Doctor Degree from Washburn University and a Master of Laws in Corporate and Commercial Law from the University of Missouri in Kansas City.
      M. Faye Wilson has been a director since 2005. Ms. Wilson has been a principal of Wilson Boyles and Company, a business management and strategic planning consulting firm, since 2003. She served on the board of directors of Farmers Insurance Group of Companies from 1993 through 2001 and the board of directors of The Home Depot, Inc. from 1992 through 2001. Ms. Wilson was also a senior officer of Home Depot from 1998 through 2002. From 1992 until 1998, Ms. Wilson served in several senior management roles at Bank of America Corporation including Chairman of Security Pacific Financial Services and Executive Vice President and Chief Credit Officer for Bank of America’s National Consumer Banking Group. Ms. Wilson currently serves on the board of directors of Community Bancorp, Inc., the parent company of Community National Bank. She earned her Masters Degrees in International Relations and Business Administration from the University of Southern California and an Undergraduate Degree from Duke University. She became a certified public accountant in 1961.
Information Regarding the Board
Board Independence
      Our board of directors has determined that each of its current directors, except for Messrs. Gold and Kreitzer, has no material relationship with BioMed (either directly or as a partner, stockholder or officer of an organization that has a relationship with BioMed) and is “independent” within the meaning of our director independence standards, which reflect the New York Stock Exchange director independence standards, as currently in effect. Furthermore, our board of directors has determined that each of the members of each of the audit committee, the compensation committee and the nominating and corporate governance committee has no material relationship with BioMed (either directly or as a partner, stockholder or officer of an organization that has a relationship with BioMed) and is “independent” within the meaning of our director independence standards.
Board Meetings
      Our board of directors held three meetings during fiscal 2004. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of committees of our board of directors on which he or she served.
      To ensure free and open discussion among the independent directors of the board, regularly scheduled executive sessions will be held, at which only independent directors are present. The independent directors have nominated the chair of the nominating and corporate governance committee, currently Ms. Cambon, to serve as presiding director at each executive session.
Committees of the Board
      Our board of directors has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee.
      Audit Committee. The audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee helps ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The audit committee appoints, assists and meets with the independent registered public accounting firm, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that federal securities laws require be included in our annual proxy statement. Dr. Riedy is the chair and Ms. Cambon and Ms. Wilson serve as members of the audit committee. Our board of directors has determined that Dr. Riedy is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The audit committee held three meetings in 2004.
      Compensation Committee. The compensation committee reviews and approves the compensation and benefits of our executive officers, administers and makes recommendations to our board of directors regarding our compensation and stock incentive plans, and produces an annual report on executive compensation for inclusion in our proxy statement. Mr. Roth is the chair and Dr. Dennis and Dr. Riedy serve as members of the compensation committee. The compensation committee did not meet in 2004.
      Nominating and Corporate Governance Committee. The nominating and corporate governance committee develops and recommends to our board of directors a set of corporate governance principles, adopts a code of ethics, adopts policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the New York Stock Exchange, establishes criteria for prospective members of our board of directors, conducts candidate searches and interviews, oversees and evaluates our board of directors and management, evaluates from time to time the appropriate size and composition of our board of directors, recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and recommends to our board of directors the slate of directors to be elected at each annual meeting of our stockholders. Ms. Cambon is the chair and Dr. Dennis, Mr. Roth and Ms. Wilson serve as members of the nominating and corporate governance committee. The nominating and corporate governance committee held one meeting in 2004.
      Our board of directors has adopted charters for each of the audit committee, compensation committee and nominating and corporate governance committee. The audit committee charter is attached hereto as Appendix A, and each of the charters is available on our website at www.biomedrealty.com and will be provided without charge upon request to BioMed Realty Trust, Inc., 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128, Attention: Secretary. The information contained on our website is not incorporated by reference into and does not form a part of this proxy statement.
      Our board of directors may from time to time establish certain other committees to facilitate the management of BioMed.
Director Qualifications
      The nominating and corporate governance committee has not set minimum qualifications for board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the board, the nominating and corporate governance committee considers the following criteria: (1) personal and professional integrity, ethics and values, (2) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, (3) experience in our industry and with relevant social policy concerns, (4) experience as a board member of another publicly held company, (5) academic expertise in an area of our operations and (6) practical and mature business judgment, including ability to make independent analytical inquiries. Our board of directors evaluates each individual in the context of our board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.
Identifying and Evaluating Nominees for Directors
      The nominating and corporate governance committee identifies nominees by first evaluating the current members of our board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board service are re-nominated. As to new candidates, the nominating and corporate governance committee will generally poll board members and members of management for their recommendations. The nominating and corporate governance committee may also hire a search firm if deemed appropriate. An initial slate of candidates will be presented to the chair of the nominating and corporate governance committee, who will then make an initial determination as to the qualification and fit of each candidate. Final candidates will be interviewed by the Chief Executive Officer and a nominating and corporate governance committee member. The nominating and corporate governance committee will then approve final director candidates and, after review and deliberation of all feedback and data, will make its recommendation to our board of directors. Recommendations received by stockholders will be considered and processed and are subject to the same criteria as are candidates nominated by the nominating and corporate governance committee.
      The foregoing notwithstanding, if we are legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to Articles Supplementary designating the rights of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.
      Each of the nominees for election as director at the annual meeting is recommended by the nominating and corporate governance committee to stand for reelection.
Stockholder Recommendations for Director Nominees
      The nominating and corporate governance committee’s policy is to consider candidates recommended by stockholders. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board of directors and how the candidate satisfies the board’s criteria. The stockholder must also provide such other information about the candidate as would be required by the Securities and Exchange Commission rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of BioMed Realty Trust stockholdings. All communications are to be directed to the chair of the nominating and corporate governance committee, c/o BioMed Realty Trust, Inc., 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128, Attention: Secretary. For annual meetings commencing in 2006, recommendations received after 120 days prior to the anniversary of the mailing of the prior year’s proxy materials will likely not be considered timely for consideration at that year’s annual meeting.
Compensation of Directors
      Each of our directors who is not an employee of our company or our subsidiaries receives an annual fee of $16,000 for services as a director. In addition, each director who is not an employee of our company or our subsidiaries receives a fee of $1,500 for each board of directors meeting attended in person ($750 for telephonic attendance), a fee of $750 for each committee meeting attended in person on a day that does not include a meeting of our board of directors ($500 for telephonic attendance) and an additional fee of $1,500 for each committee meeting chaired by that director, whether or not a meeting of the board of directors is held on the same day. Directors are also reimbursed for reasonable expenses incurred to attend board of directors and committee meetings. Directors who are employees of our company or our subsidiaries do not receive compensation for their services as directors.
      Our non-employee directors also receive automatic grants of restricted stock under our 2004 incentive award plan. Effective on the date of initial trading of our common stock, each non-employee director was granted 2,000 shares of restricted common stock. Thereafter, on the date of each annual meeting of stockholders, each non-employee director who continues to serve on our board of directors will be granted 2,000 shares of restricted common stock. Similarly, we will grant 2,000 shares of restricted common stock to each non-employee director who is initially elected or appointed to our board of directors after the initial public offering on the date of such initial election or appointment. We also will grant 2,000 shares of restricted common stock on the date of each annual meeting of stockholders while the non-employee director continues to serve on our board of directors. The restricted stock granted to non-employee directors vests one year from the date of grant.
Policy Governing Stockholder Communications with the Board of Directors
      Our board of directors welcomes communications from our stockholders. Any stockholder or other interested party who wishes to communicate with the board or one or more members of the board should do so in writing in care of the General Counsel of BioMed, at our principal office, 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128. The General Counsel is directed to forward each appropriate communication to the director or directors for whom it is intended.
Policy Governing Director Attendance at Annual Meetings of Stockholders
      We encourage, but do not require, our board members to attend the annual meeting of stockholders. Our first annual meeting of stockholders will be held on May 18, 2005.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
      We have adopted a Code of Business Conduct and Ethics that applies to our officers, employees and directors. In addition, our board of directors has adopted Corporate Governance Guidelines to assist the board in the exercise of its responsibilities and to serve the interests of BioMed and its stockholders. The Code of Business Conduct and Ethics and Corporate Governance Guidelines are posted on our website at www.biomedrealty.com and will be provided without charge upon request to BioMed Realty Trust, Inc., 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128, Attention: Secretary.

Recommendation of the Board of Directors
      Our board of directors recommends that stockholders vote FOR each of the nominees set forth above. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on the enclosed proxy.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth as of March 31, 2005 the beneficial ownership of shares of our common stock and shares of common stock into which units of limited partnership in our operating partnership, BioMed Realty, L.P., a Maryland limited partnership of which we are the sole general partner, are exchangeable for (1) each person who is the beneficial owner of 5% or more of the outstanding common stock, (2) each executive officer and director and (3) executive officers and directors as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds operating partnership units as opposed to shares of common stock is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is c/o BioMed Realty Trust, Inc., 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128.

	Number of Shares of	Percentage of
	Common Stock and	Shares of Common	Percentage of Shares of
	Units Beneficially	Stock Beneficially	Common Stock and Units
Name and Address	Owned(1)	Owned(2)	Beneficially Owned(2)(3)

Alan D. Gold(4)	1,457,647	*	4.5%
Gary A. Kreitzer(5)	911,576	*	2.8
John F. Wilson, II(6)	504,994	*	1.6
Matthew G. McDevitt(7)	125,200	*	*
Mark J. Riedy, Ph.D.(8)	8,500	*	*
Barbara R. Cambon(8)	2,000	*	*
Edward A. Dennis, Ph.D(8)	2,000	*	*
Theodore D. Roth(8)	2,000	*	*
M. Faye Wilson(8)	2,000	*	*
Deutsche Bank AG(9)	3,051,450	9.7%	9.7
K. G. Redding & Associates, LLC(10)	1,949,700	6.2	6.2
RS Investment Management Co. LLC(11)	1,905,200	6.1	6.1
All executive officers and directors as a group (9 persons)	3,015,917	1.1	8.8

*	Less than 1%.

(1)	Amounts assume that all units are exchanged for shares of our common stock (regardless of when such units are exchangeable).

(2)	Based on a total of 31,432,558 shares of our common stock outstanding as of March 31, 2005.

(3)	Based on a total of 2,870,564 units outstanding as of March 31, 2005, which may be exchanged for cash or shares of our common stock under certain circumstances. The total number of shares of common stock and units outstanding used in calculating these percentages assumes that none of the units held by other persons are exchanged for shares of our common stock.

(4)	Includes 1,141,742 units and 136,667 shares of restricted common stock held by Mr. Gold directly. Also includes Mr. Gold’s interest in 179,038 units held by entities in which Messrs. Gold and Kreitzer share voting and investment power. Mr. Gold and entities controlled by him have pledged all of the units beneficially owned by them to our operating partnership in order to secure their indemnity obligations under their contribution agreement.

(5)	Includes 722,528 units and 79,333 shares of restricted common stock held by Mr. Kreitzer directly. Also includes Mr. Kreitzer’s interest in 109,715 units held by entities in which Messrs. Gold and Kreitzer share voting and investment power. Mr. Kreitzer and entities controlled by him have pledged all of the units beneficially owned by them to our operating partnership in order to secure their indemnity obligations under their contribution agreement.

(6)	Includes 425,073 units and 72,667 shares of restricted common stock held by Mr. Wilson directly. Also includes 6,876 units and 378 shares of common stock held by Mr. Wilson’s wife. Mr. Wilson has pledged all of the units beneficially owned by him to our operating partnership in order to secure his indemnity obligations under his contribution agreement.

(7)	Includes 44,541 units and 36,000 shares of restricted common stock held by Mr. McDevitt directly. Also includes 43,659 units held by Mr. McDevitt’s wife. Mr. McDevitt and his wife have pledged all of the units beneficially owned by them to our operating partnership in order to secure their indemnity obligations under their contribution agreements.

(8)	Includes 2,000 shares of restricted common stock.

(9)	Deutsche Bank AG’s address is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. The foregoing information is based on Deutsche Bank AG’s Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2005.

(10)	K. G. Redding & Associates, LLC’s address is One North Wacker Drive, Suite 4343, Chicago, Illinois 60606-2841. The foregoing information is based on K. G. Redding & Associates, LLC’s Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(11)	Information is based on RS Investment Management Co. LLC’s Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005, which did not include RS Investment Management Co. LLC’s address.
EXECUTIVE OFFICERS
      Our executive officers and their ages as of March 31, 2005 are as follows:

Name	Position	Age

Alan D. Gold	Chairman, President and Chief Executive Officer	44
Gary A. Kreitzer	Executive Vice President, General Counsel and Secretary	50
John F. Wilson, II	Chief Financial Officer	43
Matthew G. McDevitt	Vice President, Acquisitions	39
      Biographical information with respect to Messrs. Gold and Kreitzer is set forth above under “Election of Directors — Information Regarding Directors.”
      John F. Wilson, II has served as our Chief Financial Officer since our formation in 2004. Mr. Wilson also served in the same role with Bernardo Property Advisors since 1998. From 1996 to 1998, Mr. Wilson served as President and Chief Executive Officer of SupraLife International, a private company that develops and manufactures nutritional and other health care products. From 1994 to 1996, Mr. Wilson was an audit partner, and from 1989 to 1994 an audit manager, at Harlan & Boettger, a public accounting firm. Mr. Wilson served on the Qualifications Committee of the California State Board of Accountancy from 1995 to 1997. Mr. Wilson also was employed as an accountant at Arthur Andersen LLP from 1984 to 1989. Mr. Wilson received his Bachelor of Arts Degree in Business Economics from the University of California, Santa Barbara, and is a certified public accountant. Mr. Wilson is a member of the National Association of Real Estate Investment Trusts, Financial Executives International, the National Investor Relations Institute, the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

      Matthew G. McDevitt has served as our Vice President, Acquisitions since joining us in 2004. Mr. McDevitt previously served as President of McDevitt Real Estate Services, Inc. (MRES), which Mr. McDevitt formed in October 1997 as a full service real estate provider focusing on the life science industry. Before founding MRES, Mr. McDevitt spent ten years as a commercial real estate broker in the Washington, D.C. metropolitan area. Mr. McDevitt received his Bachelor of Arts Degree in Business from Gettysburg College. He is a member of the Montgomery County High Tech Council, the Pennsylvania Biotechnology Association and the Biotech Council of New Jersey.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
      Because we were only recently organized, meaningful individual compensation information is not available for periods prior to August 6, 2004. The following table sets forth the annual base salary, bonus and other compensation paid in 2004 to our Chief Executive Officer and our three other most highly compensated executive officers, which are collectively referred to as our named executive officers. Pursuant to their respective employment agreements and our 2004 incentive award plan, each of our named executive officers received shares of restricted common stock as set forth under “Restricted Stock Awards” in the table below.
Summary Compensation Table

				Long-Term
				Compensation

		Annual Compensation		Restricted
				Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)

Alan D. Gold	2004	$144,798	$70,565	$1,900,000	$2,733
Chairman, President and Chief Executive Officer
Gary A. Kreitzer	2004	101,923	50,403	1,100,000	3,629
Executive Vice President, General Counsel and Secretary
John F. Wilson, II	2004	101,923	50,403	1,000,000	3,629
Chief Financial Officer
Matthew G. McDevitt	2004	89,692	44,355	450,000	11,228
Vice President, Acquisitions

(1)	Represents the value of restricted stock awarded on August 6, 2004 based on the initial public offering price of our common stock of $15.00 per share. Messrs. Gold, Kreitzer, Wilson and McDevitt were awarded 126,667, 73,333, 66,667 and 30,000 shares of restricted stock, respectively. Based on the closing price of our common stock of $22.21 per share at December 31, 2004, the value of the stock awards was $2,813,274, $1,628,726, $1,480,674 and $666,300, respectively. The restricted stock vests 1/3 annually on each of January 1, 2005, 2006 and 2007, and dividends are paid on the entirety of the grant from the date of the grant.

(2)	All other compensation represents automobile allowances and, in the case of Mr. McDevitt, $7,599 in premiums paid for life and disability insurance.
Employment Agreements
      We entered into employment agreements, effective as of August 6, 2004, with Messrs. Gold, Kreitzer, Wilson and McDevitt. The employment agreements provide for Mr. Gold to serve as our Chairman, Chief Executive Officer and President, Mr. Kreitzer to serve as our Executive Vice President, General Counsel and Secretary, Mr. Wilson to serve as our Chief Financial Officer and Mr. McDevitt to serve as our Vice President, Acquisitions. These employment agreements require Messrs. Gold, Kreitzer, Wilson and McDevitt, as applicable, to devote such attention and time to our affairs as is necessary for the performance of their duties, but also permit them to devote time to their outside business interests consistent with past practice. Under the employment agreements with Messrs. Gold and Kreitzer, we will use our best efforts to cause

Mr. Gold to be nominated and elected as Chairman of our board of directors and Mr. Kreitzer to be nominated and elected as a member of our board of directors.
      The employment agreements with Messrs. Gold, Kreitzer and Wilson have a term of three years, and the employment agreement with Mr. McDevitt has a two-year term. Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least six months’ notice of non-renewal.
      The employment agreements provide for:

•	an annual base salary of $350,000 for Mr. Gold, $250,000 for Messrs. Kreitzer and Wilson and $220,000 for Mr. McDevitt, subject to annual increases based on increases in the consumer price index and further increases in the discretion of our board of directors or the compensation committee of our board of directors,

•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by our board of directors or the compensation committee of our board of directors,

•	participation in other incentive, savings and retirement plans applicable generally to our senior executives,

•	medical and other group welfare plan coverage and fringe benefits provided to our senior executives,

•	payment of the premiums for a long-term disability insurance policy which will provide benefits equal to at least 60% of an executive’s annual base salary,

•	payment of the premiums for a $1 million term life insurance policy, and

•	monthly payments of $750 ($1,000 in the case of Mr. Gold) for an automobile allowance.
      Each executive has a minimum annual bonus equal to 50% of base salary. Mr. Gold’s annual bonus may be up to 200% of his base salary. Messrs. Kreitzer, Wilson and McDevitt may have annual bonuses up to 150% of their base salary.
      In addition, on August 6, 2004, Messrs. Gold, Kreitzer, Wilson and McDevitt were granted 126,667, 73,333, 66,667 and 30,000 shares of restricted stock, respectively. The restricted stock vests one-third each year, beginning on January 1, 2005 and each successive January 1 thereafter.
      The employment agreements provide that, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), or, in the case of Mr. Gold, if we fail to renew his employment agreement for each of the first two renewal years, the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	an amount equal to the sum of the then-current annual base salary plus average bonus over the prior three years, multiplied by

•	with respect to Messrs. Gold, Kreitzer and Wilson, three, or

•	with respect to Mr. McDevitt, one

(such number, the “Severance Multiple” for such executive), 50% of which amount shall be paid in a lump sum and the remaining 50% of which amount will be paid in equal monthly installments over two years (or, with respect to Mr. McDevitt, one year),

•	health benefits for 18 months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer,

•	up to $15,000 worth of outplacement services at our expense, and

•	100% of the unvested stock options held by the executive will become fully exercisable and 100% of the unvested restricted stock held by such executive will become fully vested.

      Under the employment agreements, we agree to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment.
      Each employment agreement provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within one year after a “change in control” (as defined in the applicable employment agreement), then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason. However, the severance amount shall be paid in a lump sum.
      Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability. Specifically, each executive or, in the event of the executive’s death, his beneficiaries, will receive:

•	an amount equal to the then-current annual base salary,

•	his prorated annual bonus for the year in which the termination occurs,

•	health benefits for the executive and/or his eligible family members for 12 months following the executive’s termination of employment, and

•	in the event the executive’s employment is terminated as a result of his disability, we will continue to pay the premiums on the long-term disability and life insurance policies described above for 12 months.
      The employment agreements also contain standard confidentiality provisions, which apply indefinitely, and non-solicitation provisions, which apply during the term of the employment agreements and for any period thereafter during which the executive is receiving payments from us.
Equity Compensation Plan Information
      The following table sets forth certain equity compensation plan information for BioMed as of December 31, 2004.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance under
	Be Issued upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	2,163,667
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	2,163,667
401(k) Plan
      We established and maintain a retirement savings plan under Section 401(k) of the Code to cover our eligible employees, which became effective as of January 1, 2005. The plan allows eligible employees to defer, within prescribed limits, up to 100% of their compensation on a pre-tax basis through contributions to the plan. We currently match each eligible participant’s contributions, within prescribed limits, with an amount equal to 50% of such participant’s initial 6% tax-deferred contributions. In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants. Our employees are eligible to participate in the plan if they meet certain requirements, including a minimum period of credited service. Any matching and discretionary company contributions may be subject to certain vesting requirements. Some classes of employees, such as those covered by a collective bargaining agreement, will not be eligible to participate in the plan.
2004 Incentive Award Plan
      We have adopted the 2004 Incentive Award Plan of BioMed Realty Trust, Inc. and BioMed Realty, L.P. The incentive award plan became effective on August 3, 2004. The incentive award plan provides for the grant to employees and consultants of our company and our operating partnership (and their respective subsidiaries) and directors of our company of stock options, restricted stock, dividend equivalents, stock appreciation rights, restricted stock units and other incentive awards. Only employees of our company and its qualifying subsidiaries are eligible to receive incentive stock options under the incentive award plan. We have reserved a total of 2,500,000 shares of our common stock for issuance pursuant to the incentive award plan, subject to certain adjustments as set forth in the plan. As of December 31, 2004, 336,333 shares of restricted stock had been granted and 2,163,667 shares remained available for future grants under the incentive award plan.
Compensation Committee Interlocks and Insider Participation
      There were no insider participations or compensation committee interlocks among the members of the committee during fiscal year 2004. At all times during fiscal year 2004, the committee was comprised solely of independent, non-employee directors.
Compensation Committee Report on Executive Compensation
      The compensation committee reviews and approves the compensation program, and is authorized to determine the compensation (including annual base salaries and bonuses), for our executive officers, including our Chief Executive Officer, Executive Vice President, Chief Financial Officer and Vice President, Acquisitions. The committee also administers our compensation plans, including our incentive award plan and the granting of restricted stock and any other awards thereunder.

General Compensation Philosophy
      Our executive compensation policies are designed to meet the following objectives: (1) to attract, retain and motivate talented executives, (2) to reward individual achievement appropriately and (3) to enhance BioMed’s financial performance, and thus stockholder value, by significantly aligning the financial interests of our executives with those of our stockholders. To accomplish these objectives, our executive compensation program may include: (A) annual base salaries, (B) cash bonuses and (C) long-term incentives through restricted stock grants and other equity-based compensation. Executive officers also participate in other benefit plans available to employees generally, including our 401(k) plan and medical plans.
      The compensation program is intended to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. We seek to provide total compensation to the executive officers that is competitive with total compensation paid by comparable companies. The compensation committee may retain compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to our executive officers and key employees, as well as to guide us in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability.

Annual Base Salaries and Bonuses
      The committee determines compensation for executive officers other than the Chief Executive Officer after taking into account the recommendations of the Chief Executive Officer together with such factors as job responsibilities, level of experience, individual and corporate performance, contribution to the business and comparable compensation for similar positions in the real estate industry. While there are no pre-established weightings given to these factors, particular importance is placed on attracting and retaining quality individuals in order to establish and secure an effective executive team for BioMed.

      The initial base salary for each executive officer is provided in the employment agreement between BioMed and such officer, as described under “— Employment Agreements,” subject to annual increases based on increases in the consumer price index and further increases in the discretion of the board of directors or compensation committee. Our annual executive bonus program is intended to reward our executive officers for individual achievement in supporting the fulfillment of corporate objectives, and each executive officer’s employment agreement provides for an annual bonus range.
      The committee approved bonuses for each executive officer for 2004 equal to 50% of their respective base salaries, pro rated for the period from the initial trading of our common stock on August 6, 2004 through December 31, 2004, in accordance with the terms of the executive officers’ employment agreements. For fiscal year 2005, the committee also approved increases to the annual base salaries of our executive officers, as follows: Chairman, President and Chief Executive Officer (Alan D. Gold) — $400,000; Executive Vice President, General Counsel and Secretary (Gary A. Kreitzer) — $275,000; Chief Financial Officer (John F. Wilson, II) — $275,000; and, Vice President, Acquisitions (Matthew G. McDevitt) — $242,000. The committee was advised by an independent compensation consultant, and while no specific formula was used to determine base compensation levels for the executive officers, the committee believes that the bonuses and base salaries are at competitive levels relative to similar publicly traded REITs.

Restricted Stock Awards
      The long-term incentive aspect of our executive compensation program is realized primarily by the granting of restricted stock awards under our incentive award plan. Restricted stock grants are designed to increase senior management’s stock ownership in BioMed, attract and retain experienced and talented employees and to encourage their long-term quality performance with BioMed. Because the value of the restricted stock is dependent upon stock performance, the restricted stock program directly aligns employee compensation with the interests of our stockholders.
      Restricted stock grants generally vest at the rate of 33 1/3% per year, thereby providing an incentive for the grantee to remain with BioMed, and dividends are paid on the entirety of the grant from the date of the grant. In making restricted stock grants, the committee considers the recommendations of senior management, the duties and responsibilities of the employee, the anticipated future performance of the employee, and that individual’s ability to impact positively the achievement of BioMed’s objectives. The incentive award plan does not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the compensation committee’s evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. During the past fiscal year, the board of directors authorized restricted stock grants for Messrs. Gold, Kreitzer, Wilson and McDevitt, in accordance with their respective employment agreements.

Chief Executive Officer Compensation
      The compensation for our Chief Executive Officer for 2004 was determined on the same general basis as discussed above for the executive officers. In addition, our Chief Executive Officer is evaluated on the basis of BioMed’s financial and non-financial achievements. For 2004, Mr. Gold’s base salary was $350,000 per year, commencing on August 6, 2004, and the committee approved a bonus for Mr. Gold equal to 50% of his base salary, pro rated for the period from August 6, 2004 through December 31, 2004, in accordance with the terms of his employment agreement. The compensation committee believes that Mr. Gold’s annual compensation has been set at a level competitive with similar publicly traded REITs.

Tax Deductibility of Executive Compensation
      Section 162(m) of the Code precludes a publicly held company from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid officers, unless such compensation is performance based and certain specific and detailed criteria are satisfied. The committee considers the anticipated tax treatment to the company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of the executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the committee’s control also can affect deductibility of compensation. Based on current interpretations, the committee believes that BioMed’s current incentive award plans have been structured so that compensation paid in connection with the grant of restricted stock under the plans will qualify as performance based compensation under Section 162(m). However, the committee’s general policy is to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals. Accordingly, the committee has not adopted a policy that all compensation must be deductible.

Summary
      The committee believes that the above-described cash compensation program and long-term incentives (in the form of restricted stock awards) provide appropriate alignment of the long-term interests of BioMed, its executive officers and its stockholders.

Theodore D. Roth, Chair
Edward A. Dennis, Ph.D.
Mark J. Riedy, Ph.D.
Audit Committee Report
      The audit committee oversees BioMed’s financial accounting and reporting process and the audits of the financial statements of BioMed. All committee members satisfy the definition of independent director set forth in the listing standards of the New York Stock Exchange. The board of directors adopted a written charter for the audit committee on August 6, 2004, a copy of which is attached hereto as Appendix A.
      In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      BioMed’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of its audited financial statements with generally accepted accounting principles. KPMG LLP met with the committee and expressed its judgment as to the quality, not just the acceptability, of BioMed’s accounting principles and discussed with the committee other matters as required under generally accepted auditing standards, including those matters required under Statement on Accounting Standards No. 61 (Communication with Audit Committees) or the Codification of Statements on Auditing Standards, AU Section 380. In addition, KPMG LLP discussed the auditors’ independence from BioMed and from BioMed’s management and delivered to the committee those matters to be set forth in written disclosures as required by Independence Standards Board Standard No. 1.
      The committee discussed with BioMed’s independent registered public accounting firm the overall scope and plan of its audit. The committee meets with the independent registered public accounting firm, with and without our management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.
      In reliance on the reviews and discussions referred to above, the committee has recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Mark J. Riedy, Ph.D., Chair
Barbara R. Cambon
M. Faye Wilson

PERFORMANCE GRAPH
      The following graph provides a comparison of cumulative total stockholder return for the period from August 6, 2004 (the date upon which our common stock began publicly trading) through December 31, 2004, among BioMed, the Standard & Poor’s 500 Index, the National Association of Real Estate Investment Trusts, Inc. Equity REIT Total Return Index, or NAREIT Equity Index, and the SNL Office REITs Index. The NAREIT Equity Index includes all tax-qualified equity REITs listed on the New York Stock Exchange, the American Stock Exchange and the NASDAQ Stock Market. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. The SNL Office REITs Index is a published and widely recognized index that comprises 27 office equity REITs. Upon written request, we will provide any stockholder with a list of the REITs included in the NAREIT Equity Index or the SNL Office REITs Index. The stock performance graph assumes an investment of $100.00 in each of BioMed and the three indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.

	8/6/04	8/31/04	9/30/04	10/31/04	11/30/04	12/31/04

BioMed Realty Trust, Inc.	$100.00	$111.64	$111.57	$115.31	$124.89	$142.56
S&P 500	$100.00	$103.94	$105.07	$106.64	$110.97	$114.71
NAREIT All Equity REIT Index	$100.00	$107.11	$107.04	$112.78	$117.63	$123.34
SNL Office REITs Index	$100.00	$106.54	$105.52	$109.42	$111.65	$118.21

(1)	Information in the graph was compiled by SNL Financial LC.

CERTAIN TRANSACTIONS
Formation Transactions and Contribution of Properties
      BioMed Realty Trust, Inc. was formed as a Maryland corporation on April 30, 2004. We also formed our operating partnership, BioMed Realty, L.P., as a Maryland limited partnership on April 30, 2004. In connection with our initial public offering in August 2004, we acquired interests in six properties through our operating partnership that were previously owned by limited partnerships and a limited liability company in which Messrs. Gold, Kreitzer, Wilson and McDevitt, entities affiliated with them, and private investors and tenants who are not affiliated with them owned interests. We refer to these transactions collectively as our formation transactions.
      Persons and entities owning the interests in four of the limited partnerships and the limited liability company, including Messrs. Gold, Kreitzer, Wilson and McDevitt, some of their spouses and parents, and other individuals and entities not affiliated with us or our management, contributed to us all of their interests in these entities. In addition, the entity that owned the general partnership interest in a limited partnership that owns our McKellar Court property contributed to us all of its interests in that entity. In exchange for these interests, we issued an aggregate of 2,870,564 limited partnership units in our operating partnership and cash payments in the aggregate amount of $20.5 million. Messrs. Gold, Kreitzer, Wilson and McDevitt (including some of their spouses) received an aggregate of 2,673,172 limited partnership units having a value of $40.1 million based on the initial public offering price of our common stock of $15.00 per share.
      The following chart reflects the value of consideration (dollars in thousands) received by each of our executive officers and their family members in connection with the formation transactions:

	Value of		Total Value of
Contributor	Units	Cash Payments	Consideration

Alan D. Gold	$19,812	—	$19,812
Gary A. Kreitzer	12,484	—	12,484
John F. Wilson, II	6,376	—	6,376
Matthew G. McDevitt	668	—	668
Holly K. McDevitt (Mr. McDevitt’s wife)	655	—	655
Martin L. & Delia Gold Family Trust (Mr. Gold’s parents)	—	$178	178
Julie A-M Wilson (Mr. Wilson’s wife)	103	—	103
David & Georgette Kreitzer (Mr. Kreitzer’s parents)	—	25	25
      We also assumed $70.3 million of mortgage and other debt secured by the properties contributed by our executive officers ($56.3 million of which we repaid with the net proceeds of our initial public offering), excluding $10.9 million associated with the unconsolidated partnership that owns our McKellar Court property. The cash payments made to Messrs. Gold’s and Kreitzer’s parents include loan repayments of $75,000 and $25,000, respectively.
Contribution Agreements
      We received the interests in the properties contributed by our executive officers and their affiliates under contribution agreements with the individuals or entities that held those interests. Each contribution is subject to all of the terms and conditions of the applicable contribution agreement. The contributors transferred their interests in the properties to our operating partnership for units or cash or a combination of units and cash. We assumed or succeeded to all of each contributor’s rights, obligations and responsibilities with respect to the properties and the property entities contributed. The contribution agreements generally contain representations by the contributors with respect to the ownership of their interests and other limited matters, including environmental conditions on the properties and compliance with environmental laws, payment of applicable taxes, physical condition of the properties, no current condemnation or similar proceedings that would affect the properties and compliance with laws generally. Messrs. Gold, Kreitzer, Wilson and McDevitt made additional customary representations and warranties regarding various matters concerning the contributed properties. Messrs. Gold, Kreitzer, Wilson and McDevitt have agreed to indemnify our operating partnership for breach of these representations and warranties for one year after we completed our initial public offering, subject to certain thresholds, and have pledged units to our operating partnership in order to secure their indemnity obligations.
      Under the contribution agreements we agreed that if our operating partnership directly or indirectly sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in the properties contributed by our executive officers and their affiliates before the tenth anniversary of the completion of our initial public offering, then our operating partnership will indemnify each contributor for all direct and indirect adverse tax consequences. The calculation of damages will not be based on the time value of money or the time remaining within the indemnification period. These tax indemnities do not apply to the disposition of a restricted property under certain circumstances.
      We have also agreed for a period of ten years following the date of our initial public offering to use reasonable best efforts consistent with our fiduciary duties to maintain at least $8.0 million of debt, some of which must be property specific, to enable the contributors of these properties to guarantee such debt in order to defer any taxable gain they may incur if our operating partnership repays existing debt.
Redemption or Exchange of the Limited Partnership Units in our Operating Partnership
      Beginning on October 1, 2005, limited partners of our operating partnership, including Messrs. Gold, Kreitzer, Wilson and McDevitt, will have the right to require our operating partnership to redeem all or a part of their units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock in exchange for such units, subject to certain ownership limits set forth in our charter. As of March 31, 2005, the limited partners of our operating partnership held units exchangeable for an aggregate of 2,870,564 shares of our common stock, assuming the exchange of units into shares of our common stock on a one-for-one basis.
Other Benefits to Related Parties
      Messrs. Gold, Kreitzer and Wilson have agreed to indemnify the lenders of the debt on the contribution properties. These indemnified lenders include Hawthorne Savings, F.S.B. with respect to our Balboa Avenue property, Fremont Investment & Loan with respect to our Bernardo Center Drive and Industrial Road properties, Midland Loan Services, Inc. with respect to our McKellar Court property and PNC Bank, National Association with respect to our Science Center Drive property. The indemnification covers certain losses incurred by the lender as a result of breaches by the borrowers of the loan documents, including losses resulting from environmental hazards found on or in our contributed properties; losses relating to fraud, intentional misrepresentation or misappropriation of certain funds collected from tenants; losses resulting from waste; and losses resulting from the borrower’s failure to comply with certain insurance provisions in the loan documents. In connection with our initial public offering, we agreed to indemnify Messrs. Gold, Kreitzer and Wilson against any payments they may be required to make under such indemnification agreements. However, our indemnification obligation will not be effective with respect to losses relating to a breach of the environmental representations and warranties made to our operating partnership by Messrs. Gold, Kreitzer and Wilson in their respective contribution agreements. For losses relating to such breaches, Messrs. Gold, Kreitzer and Wilson have agreed to indemnify our operating partnership.
      We have entered into a registration rights agreement with the limited partners in our operating partnership to provide registration rights to holders of common stock to be issued upon redemption of their units.

GENERAL
Independent Registered Public Accounting Firm
      The audit committee of our board of directors has appointed KPMG LLP to serve as our independent registered public accounting firm for the 2005 fiscal year. Representatives of KPMG LLP are expected to be present at the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
      Audit and Non-Audit Fees. The aggregate fees billed to us by KPMG LLP, our independent registered public accounting firm, for the indicated services for the last fiscal year were as follows:

2004

Audit Fees(1)	$964,324
Audit Related Fees	—
Tax Fees(2)	60,000
All Other Fees	—

Total	$1,024,324

(1)	Audit Fees consist of fees for professional services performed by KPMG LLP for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, services in connection with the filing of our registration statement on Form S-11, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice and tax planning.
Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm
      Our audit committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, or a designated audit committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the audit committee, or a designated audit committee member. Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of such forms received by us and the written representations of the reporting persons, we believe that no reporting persons known to us were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during 2004.
Stockholder Proposals
      Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2006 must be received by us no later than December 20, 2005, in order to be included in our proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals and the requirements contained in our bylaws in order to be included in the proxy statement. A stockholder who wishes to make a nomination or proposal at the 2006 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must, in accordance with our current bylaws, notify us between December 20, 2005 and January 19, 2006. If the stockholder fails to give timely notice as required by our bylaws, the nominee or proposal will be excluded from consideration at the meeting. In addition, our bylaws include other requirements for nomination of candidates for director and proposals of other business.
Annual Report
      Our annual report for the fiscal year ended December 31, 2004 will be mailed to stockholders of record on or about April 19, 2005. The annual report does not constitute, and should not be considered, a part of this proxy solicitation material.
      If any person who was a beneficial owner of our common stock on the record date for the Annual Meeting of Stockholders desires additional information, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of BioMed at such date. Requests should be directed to BioMed Realty Trust, Inc., 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128, Attention: Secretary.
Stockholders Sharing the Same Address
      The rules promulgated by the Securities and Exchange Commission permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to BioMed Realty Trust, Inc., 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128, Attention: Secretary. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request.
Incorporation by Reference
      Notwithstanding anything to the contrary set forth in any of BioMed’s filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate other filings with the Securities and Exchange Commission, the information contained in the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph sections of this proxy statement shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

Other Matters
      Our board of directors does not know of any matter to be presented at the annual meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in their discretion.
ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.

By Order of the Board of Directors

Gary A. Kreitzer
Secretary
Dated: April 19, 2005

APPENDIX A
AUDIT COMMITTEE CHARTER
of the Audit Committee
of BioMed Realty Trust, Inc.
      This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of BioMed Realty Trust, Inc. (the “Company”) on August 6, 2004.

I.	Purpose
      The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
      In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
      Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.
      Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.	Membership
      The Committee shall consist of no fewer than three members of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the reasons why at least one member of the Committee is not an “audit committee financial expert.”
      Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.
      The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

III.	Meetings and Procedures
      The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.
      The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.
      All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.
      The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
      The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.	Powers and Responsibilities

Interaction with the Independent Auditor
      1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
      2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement.

Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.
      3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit
      4. Meetings with Management, the Independent Auditor and the Internal Auditor.
      (i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.
      (ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

      (iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
      5. Separate Meetings with the Independent Auditor.
      (i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.
      (ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.
      (iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.
      6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements
      7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit
      8. Appointment. The Committee shall review the appointment and replacement of the internal auditor.
      9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention, including review of the internal auditor’s assessments of the Company’s risk management processes and system of internal control. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities
      10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.
      11. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.
      12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.
      13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
      14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.
      15. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.
      16. The Committee shall set clear hiring policies for employees or former employees of the Company’s independent auditor.
      17. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.
      18. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual reports.
      19. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.
      20. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.
      21. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.
      22. The Committee shall discuss any disclosures made to the Committee by the Company’s Chief Executive Officer or Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q regarding: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls identified to the independent auditor; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
      23. The Committee shall read management’s report (to be included in the Company’s Annual Report on Form 10-K) assessing the effectiveness of the internal control structure and procedures of the Company for financial reporting and shall discuss with the independent auditor such auditor’s attestation to and report on management’s report.

BIOMED REALTY TRUST, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2005

      The undersigned stockholder of BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Alan D. Gold and Gary A. Kreitzer, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on May 18, 2005 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Continued on the other side

BIOMED REALTY TRUST, INC.
P.O. BOX 11253
NEW YORK, N.Y. 10203-0253

▼ DETACH PROXY CARD HERE ▼

PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

1. Election of Directors

Nominees:	Alan D. Gold, Barbara R. Cambon, Edward A. Dennis, Ph.D., Gary A. Kreitzer, Mark J. Riedy, Ph.D., Theodore D. Roth, M. Faye Wilson

FOR each of the above nominees for director	☐	WITHHOLD AUTHORITY for all nominees	☐	FOR all nominees except the following	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “FOR all nominees except the following” box and write that nominee’s name in the space provided below)

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

S C A N    L I N E

Date	Stockholder sign here	Co-Owner sign here

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